UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2005

SOLITARIO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-50602 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code: Registrant's facsimile number, including area code:	(303) 534-1030 (303) 534-1809

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2005 we entered into the following definitive agreements:

An Alliance Agreement to explore for gold in South America with Newmont Overseas Exploration Limited, a subsidiary of Newmont Mining Corporation ("Newmont") (NYSE: NEM); Under the terms of the Alliance Agreement, Solitario and Newmont will mutually select specific regions ("Alliance Projects") in South America to explore for gold. Solitario will initially own 100% of any property acquired ("Alliance Property") subject to a sliding scale royalty to a maximum of 2% NSR royalty in favor of Newmont and Newmont's right to joint venture and earn up to a 75% interest in any Alliance Property pursuant to the terms of the form of Joint Venture Agreement which is attached to the Alliance Agreement as an Exhibit. The Alliance Agreement provides that Solitario spend $3,775,734 within four years on exploration expenditures with respect to Alliance Project areas and Alliance Properties ("Exploration Expenditure Period"). Pursuant to the Alliance Agreement, Newmont will have a right of first offer and subsequent right of first refusal on all new property interests that Solitario acquires, other than Alliance Properties, in South America from the date of the Alliance Agreement until two years following the expiration of the Exploration Expenditure Period.

A Stock Purchase Agreement for a Cdn$4.59 million private placement of 2,700,000 shares of Solitario common stock (the "Placement Shares") with Newmont Mining Corporation of Canada Limited (a subsidiary of Newmont). In connection with the Alliance Agreement, we will spend an amount equal to the US$ equivalent of the proceeds from this private placement in Alliance Project areas to acquire and explore Alliance Properties. The Stock Purchase Agreement also provides for certain piggyback registration rights with respect to the Placement Shares.

An Amended and Restated Royalty Grant which amends a previously signed royalty agreement with subsidiaries and affiliates of Newmont adjusting Solitario's net smelter return royalty ("NSR") and establishing a US$4.0 million work commitment on a 150,000-acre property located in northern Peru.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Stock Purchase Agreement referred to in Item 1.01, we agreed to sell to Newmont and Newmont agreed to purchase from us 2,700,000 newly issued shares of our Common Stock for Cdn$1.70 per share or Cdn$4,590,000 in the aggregate. The closing of the sale occurred on January 18, 2005. We sold the Common Stock in a private offering in reliance on an exemption from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended,. Newmont received restricted stock in the offering. We expect to use the proceeds of this offering to perform exploration as contemplated under the Alliance Agreement referred to in Item 1.01.

ITEM 9.01 Exhibit No. 99.1 99.2 99.3	FINANCIAL STATEMENTS AND EXHIBITS Exhibit Description Alliance Agreement Stock Purchase Agreement Amended and Restated Royalty Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 20, 2005

Crown Resources Corporation

By:	/s/ Christopher E. Herald

Christopher E. Herald President and CEO

EXHIBIT INDEX

Exhibit No. 99.1 99.2 99.3	Exhibit Description Alliance Agreement Stock Purchase Agreement Amended and Restated Royalty Agreement